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                                                                  EXHIBIT P(2)

                      BEAR STEARNS ASSET MANAGEMENT INC.

                                CODE OF ETHICS



     WHEREAS, BEAR STEARNS ASSET MANAGEMENT INC. ("BSAM") is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the "1940 Act"), and provides investment advisory services to investment companies and other clients; and

     WHEREAS, the investment advisory business involves decisions and information which may have at least a temporary impact on the market price of securities, thus creating a potential for conflicts of interest between investment advisers and their clients; and

     WHEREAS, BSAM has a fiduciary duty with respect to each portfolio under management and the interests of the Managed Accounts and of the shareholders of BSAM's investment company clients must take precedence over the interests of BSAM, its officers and employees, thus requiring adherence to the highest standards of conduct by the officers and employees of BSAM; and

     WHEREAS, practical steps must be taken to ensure that no action is taken by an officer or employee of BSAM which is, or appears to be, adverse to the interests of BSAM or any of its Managed Accounts, including the definition of standards of conduct for such employees, while at the same time avoiding unnecessary restrictions on the actions of such officers and employees; and

     NOW, THEREFORE, BSAM hereby adopts the following Code of Ethics (the "Code") pursuant to the provisions of Rule 17j-1 under the 1940 Act.

A.   Legal Requirements.
     ------------------

     Rule 17j-1(a) under the 1940 Act makes it unlawful for "any affiliated person" of BSAM or the principal underwriter of the Funds, in connection with the purchase or sale by such person of a security "held or to be acquired" by a
Fund:

     1.    To employ any device, scheme or artifice to defraud any Fund;

     2. To make to any Fund any untrue statement of a material fact or to omit to state to any Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     3. To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon any Fund; or

     4.    To engage in any manipulative practice with respect to any Fund.
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B.   Definitions.
     -----------

     1.        "Access Person" means

          a.   all directors, officers and employees of BSAM.

          b. any director or officer of the Distributor who, in the ordinary course of his or her regular functions and duties, participates in or obtains information concerning the purchase or sale of securities for the Funds for which the Distributor acts as principal underwriter and whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to the Fund regarding the purchase or sale of securities;

          c. any director or officer of the Administrator who, in the ordinary course of his or her regular functions and duties, participates in or obtains information concerning the purchase or sale of securities for the Funds and whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to the Fund regarding the purchase or sale of securities;

          d.   all Investment Persons; and

          e. any other person designated by the Compliance Officer to be an Access Person.

     2.   "Administrator" means Bear Stearns Funds Management Inc.

     3.   "Adviser" means Bear Stearns Asset Management Inc.

     4.   "Beneficial Ownership" means

          a. the receipt of benefits substantially equivalent to those of ownership through relationship, understanding, agreement, contract or other arrangements; or

          b. the power to vest benefits substantially equivalent to those of ownership in oneself at once or at some future time.

     Generally, a person will be regarded as having a direct or indirect Beneficial Ownership in securities held in his/her name, as well as in the name of a spouse, minor children who live with such person, any other relative (parents, adult children, brothers, sisters, in-laws, etc.) whose investments the person directs or controls, whether they live together or not. The definition of "Beneficial Ownership" will be interpreted with reference to the definition contained in the provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, as such provisions may be interpreted by the Securities and Exchange Commission, except that the determination of direct or indirect Beneficial Ownership will apply to all securities which an Access Person has or acquires.

                                      -1-
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     5.   "Compliance Officer" means a person designated by BSAM as the compliance officer with respect to Managed Accounts.

     6. "Control" will have the meaning set forth in Section 2(a)(9) of the Investment Company Act.

     7.   "Distributor" means Bear, Stearns & Co. Inc.

     8. "Employee Account" means securities trading accounts and privately placed securities owned by Access Persons and any other securities trading accounts in which the Access Person has Beneficial Ownership.

     9.   "Ethics Committee" shall have the same meaning as given in paragraph
H.

     10.  "Exempt Person" means any person listed on Schedule I of this Code.

     11. "Exempt Security" means Government securities (as defined by Section 2(a)(16) of the 1940 Act); shares of registered open-end investment companies; securities that are not eligible for purchase or sale by any Managed Account; and any other security that the Ethics Committee from time to time may designate as an Exempt Security.

     12.  "Exempt Transaction" means

          a. a transaction in a security that is non-volitional on the part of either the Access Person or a Managed Account;

          b. a purchase of a security that is part of an automatic dividend reinvestment plan;

          c. a purchase of a security effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

          d. a sale of a security that is effected pursuant to a tender offer or similar transaction involving an offer to acquire all or a significant portion of a class of securities;

          e. a transaction or series of transactions involving (i) no more than 500 shares of an equity security (x) with an average monthly trading volume of 100 million shares or more or (y) issued by an issuer with a market capitalization (outstanding shares multiplied by current share price) of $1 billion or more or (ii) no more than the greater of $25,000 principal amount or 0.1% of the outstanding principal amount of any class of any corporate, municipal or international fixed-income security. The exception provided in this Section 12(e) is not available to a Portfolio Manager who buys or sells the same security or a related security for one or more Managed Account during a period commencing seven days prior to and ending seven days after the transaction by the Managed Account. For purposes of this definition, "series of transactions" means transactions in a security or related securities within a rolling five business day period.

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          f.  any other transaction otherwise prohibited by this Code upon a showing of good faith and that no Managed Account will be unfairly disadvantaged as approved in writing by the Compliance Officer.

     13. "Fund" means any one of The Bear Stearns Funds, Bear Stearns Investment Trust or Managed Income Securities Plus Fund, Inc. or any other investment company registered under the 1940 Act of which BSAM is the adviser.

     14. "Investment Person" means any Portfolio Manager and any person whose regular function or duty is to support, or participate in, the portfolio management function, including, but not limited to, analysts and traders who provide information and advice to a Portfolio Manager or who help execute a Portfolio Manager's decisions. If an Access Person becomes aware of information or activities that are normally within the function and responsibilities of an Investment Person, then such Access Person shall be treated as an Investment Person for the purpose of complying with this Code of Ethics with respect to such information or activities.

     15. "Managed Account" means each Fund and each separate account (including limited partnerships that are exempt from registration under the 1940 Act) that has entered into an investment management, administrative and/or advisory or sub-advisory agreement with BSAM.

     16. "Portfolio Manager" means any employee entrusted with direct responsibility and authority to make investment decisions affecting a Managed Account.

     17. "Purchase or sale of a security" includes the writing of an option to purchase or sell a security.

     18. "Reportable Securities" means all securities other than Exempt Securities.

     19. "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, and shall include a related security.

          a. A security is "being considered for purchase or sale" when a recommendation to purchase or sell such security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

          b. A security is "held or to be acquired" if within the most recent 15 days it is or has been held by a Managed Account, or is being or has been considered by a Managed Account or BSAM for purchase by the Managed Account.

          c. A purchase or sale includes the writing of an option to purchase or sell.

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C.   Policies.
     --------

     1.   Rule 17j-1.  No Access Person will engage in any act, practice or
          ----------
course of conduct that would violate the provisions of Rule 17j-1(a).

     2.   Fiduciary Duties.  In keeping with the recommendations of the Board of
          ----------------
Governors of the Investment Company Institute, the following general policies will govern personal investment activities of Access Persons:

  a. It is the duty of all Access Persons to place the interests of Managed Accounts first;

  b. All Access Persons will conduct personal securities transactions in a manner that:

          (i) avoids any actual or potential conflict of interest or any abuse of a position of trust and responsibility; and

          (ii) is consistent with this Code of Ethics, any policy regarding allocation of trades as may be adopted by BSAM and approved by the Funds' Trustees;

  c. No Access Person will take inappropriate advantage of his or her position with a Managed Account.

D.   Prohibited Activities.
     ---------------------

     1.   Disclosure of Activities of Managed Accounts. No Investment Person may
          --------------------------------------------
reveal to any other person (except in the normal course of his or her duties on behalf of BSAM) any information regarding securities transactions by a Managed Account or consideration by a Managed Account or BSAM of any such securities transaction.

     2.   Representations Concerning Securities.  No Access Person may make any
          -------------------------------------
misrepresentation or omit to state any material fact known to him or her in connection with the purchase or sale of any securities by any Employee Account or Managed Account.

     3.   Recommendation of Securities.  No Investment Person may recommend any
          ----------------------------
securities transaction for a Managed Account, or the addition to, deletion from or change in weighting of any such security in any of BSAM's model portfolios, without having disclosed to the Compliance Officer his or her interest, if any, in such securities or the issuer thereof, including without limitation:

          a. his or her direct or indirect Beneficial Ownership of any securities of such issuer;

          b.   any contemplated transaction by such person in such securities;

                                      -4-
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          c.   any position with such issuer or its affiliates; and

          d. any present or proposed business relationship between such issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other.

     4.   Public Offerings of Securities.  No Investment Person may acquire any
          ------------------------------
securities in a public offering (e.g., initial public offering or secondary offering).

     5.   Private Placements.  No Investment Person will acquire any privately
          ------------------
placed securities (other than those managed by BSAM) without the prior written approval of the Compliance Officer. The prior written approval should take into account, among other factors, whether the investment opportunity should be reserved for the Managed Accounts, and whether the opportunity is being offered to an individual by virtue of his or her position with BSAM. Any authorized investment in a privately placed security must be disclosed to the Compliance Officer by such Investment Person when he or she plays any part in a Managed Account's subsequent consideration of an investment in securities of the issuer, and any decision by the Fund to purchase securities of the issuer will be subject to an independent review by the Ethics Committee.

     6.   Transactions in Securities on the Restricted List.  From time to time,
          -------------------------------------------------
Access Persons may obtain material, non-public information or establish special or "insider" relationships with one or more issuers of securities (i.e., the employee may become an officer or director of an issuer, a member of a creditor committee that engages in material negotiations with an issuer, etc.). In such cases, the Access Person is subject to the requirements and restrictions set forth in Exhibit A, the Policy Statement on Insider Trading.

     7.   Depriving Managed Accounts of Investment Opportunities. The failure of
          ------------------------------------------------------
a Portfolio Manager to recommend an investment opportunity to, or to purchase an investment opportunity for, a Managed Account in order to obtain a personal benefit will be considered a course of conduct that deprives the Managed Account of an investment opportunity. An example of this type of prohibited conduct is to effect a personal transaction in a security and to intentionally fail to recommend, or to fail to effect, a suitable Managed Account transaction in such security in order to avoid the appearance of a conflict of interest or violate a provision of this Code of Ethics.

     8.   "Scalping" or "Front-Running."  Access Persons may not acquire or
          ----------------------------
dispose of Beneficial Ownership of a security if such acquisition or disposition is based upon the employee's knowledge of actions, being taken or being considered by BSAM on behalf of any Managed Account. Examples of this type of prohibited conduct include:

          a. for personal gain, an Access Person uses knowledge of a future purchase of a security by a Managed Account and buys the security or acquires direct or indirect Beneficial Ownership of the security before the Managed Account buys the security; or

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          b.   for personal gain, an Access Person uses knowledge of a future sale (long or short) of a security by a Managed Account and sells the security for any account with respect to which the Access Person is the direct or indirect Beneficial Owner before the Managed Account sells the security.

     9.   Minimum Holding Period.  Access Persons are prohibited from effecting
          ----------------------
a purchase and voluntary sale, or sale and voluntary purchase, of the same (or equivalent) securities within 30 calendar days of a trade in any Employee Account ("short-term trades").

          a.   Holding Period Exceptions. A holding period exception will be
               -------------------------
granted for:

               (i)    a limit order placed at the time of purchase;

               (ii) options purchased or sold in an underlying stock for the purpose of protecting a position in an Employee Account; and

               (iii) hardship exceptions upon application on a case-by case basis.

          b.   Retroactive Cancellation.  BSAM may cancel retroactively any
               ------------------------
transaction that does not satisfy the minimum holding period, and any profits realized may be subject to disgorgement and any losses realized are for the relevant Employee Account.

     10.  Blackout Periods.
          ----------------

          a.   Same Day Restriction. Access Persons may not execute a
               --------------------
transaction in any security on any day during which:

               (i) a Managed Account has a pending "buy" or "sell" order in the same (or similar) security, until that order is fully executed or withdrawn; and

               (ii) the same (or similar) security is being considered for purchase or sale by a Managed Account, provided that the Access Person is aware of such consideration.

          b.   Seven Day Restriction.  No Access Person may purchase or sell any
               ---------------------
security or related security for an Employee Account for a period commencing seven days prior and ending seven days after:

               (i) the purchase or sale (or entry of an order for the purchase or sale) of that security or any related security for a Managed Account, or

               (ii) the addition to, deletion from or change in weighting in any of BSAM's model portfolios of that security or any related security.

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For purposes of calculating the Seven Day Restriction, the trade date is not included.

          c.   Retroactive Cancellation.  The BSAM trading desk may cancel
               ------------------------
retroactively all non-Exempt Transactions in Employee Accounts in a security that was traded in violation of the Same Day Restriction or the Seven Day Restriction, and any profits realized may be subject to disgorgement and any losses realized are for the relevant Employee Account.

     11.  Service as a Director.  No Investment Person shall serve on the board
          ---------------------
of directors of any for-profit company without the prior approval of the Compliance Officer. Investment Persons serving as directors shall be isolated from those making investment decisions with respect to the securities of the issuer through "Chinese Wall" or other procedures specified by the Compliance Officer absent a determination by the Compliance Officer to the contrary for good cause shown.

E.   Insider Trading.
     ---------------

     BSAM and the Funds have adopted a Policy Statement on Insider Trading (the "Policy Statement"), a copy of which is attached hereto as Exhibit A. All Access Persons are required by this Code of Ethics to read and familiarize themselves with their responsibilities under this Code of Ethics and the Policy Statement. All Trustees and Access Persons shall certify at the end of each calendar year that they have read and understand this Code of Ethics and the Policy Statement, and that they have complied with the requirements thereof, and the Compliance Officer shall maintain a copy of each executed Acknowledgment.

F.   Procedures for Employee Accounts.
     --------------------------------

     1.   Employee Accounts.  Access Persons must maintain all Employee Accounts
          -----------------
relating to non-Exempt Securities at Bear Stearns. Trades for the Employee Accounts of Access Persons who are BSAM employees must be executed by the BSAM trading desk unless the Chief Investment Officer or his designee grants written permission otherwise.

     2.   Preclearance.
          ------------

          a.   General. Prior to effecting a purchase or sale transaction for an
               -------
Employee Account (other than an Exempt Security or an Exempt Transaction), each Access Person must obtain written approval of the trade ticket by the Head Trader (or designee) in the case of equity securities or the Director of Fixed Income (or designee) in the case of fixed income securities.

          b.   Timing of Approved Trade. Written approval of personal securities
               ------------------------
transactions will be valid for 24 hours.

          c.   Trading by Chief Investment Officer and Compliance Officer.  All
               ----------------------------------------------------------
trading for Employee Accounts of the Chief Investment Officer must be approved by the Compliance Officer (or designee), all trading for Employee Accounts of the Compliance Officer must be approved by the Head Trader (or designee) in the case of equity securities or the Director of Fixed Income (or designee) in the case of fixed income securities.

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G.   Reporting Requirements.
     ----------------------

     1.   Same Day or Seven Day Blackout Period. Any Access Person who discovers
          -------------------------------------
that a securities transaction in his or her Employee Account violates the Same Day or Seven Day Blackout Period restrictions shall promptly submit to the Compliance Officer a report describing the transaction. The report must contain the date and nature of the transaction, the identity and amount of the securities involved, the price at which the transaction was effected and the names of any other financial institutions involved in the transaction.

     2.   Reports by Access Persons and Investment Persons.
          ------------------------------------------------

          a.   Quarterly Reports by Access Persons. Each Access Person will
               -----------------------------------
submit to the Compliance Officer a Security Transaction Report each quarter (See Exhibit B). The Security Transaction Report will show all transactions in "Reportable Securities" in which the Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership of Reportable Securities. Access Persons must submit the Security Transaction Report no later than 10 days after the end of each calendar quarter, but need not report transactions in securities purchased or sold in Exempt Transactions.

          b.   Disclosure by Investment Persons of Securities Holdings.
               -------------------------------------------------------

               (i) Annual Report. Each Investment Person will submit to the Compliance Officer annually (as of each December 31) a list of all holdings of Reportable Securities in which he or she has a direct or indirect Beneficial Ownership interest.

               (ii) Initial Report. Each Investment Person who has not already done so shall submit to the Compliance Officer (or designee) a complete report, on the Asset Certification Form (see Exhibit D), listing each of the securities held as of the end of the previous calendar quarter, in which the Investment Person has a direct or indirect Beneficial Ownership interest. This initial listing of Reportable Securities must be submitted no later than the end of the then-current calendar quarter. In the event that the Investment Person held no Reportable Securities as of the above reporting dates, the report should so specify. This report must include book entry shares held at companies, broker/dealers, investment advisers or other institutions, and physically issued certificates held in a safe deposit box, at one's home, or in the trust department of a bank or trust company.

     c.   Monthly Statements of Access Persons. An Access Person shall be deemed
          ------------------------------------
to have complied with the requirements of Paragraph 2(a) and an Investment Person shall be deemed to have complied with Paragraph 2(b) by sending or arranging to be sent to the Compliance Officer duplicate monthly brokerage statements on all transactions required to be reported hereunder.

     3.   Notification by Compliance Officer.  The Compliance Officer shall
          ----------------------------------
notify each Access Person required to make reports pursuant to this Code of Ethics that such person is subject to this reporting requirement and shall deliver a copy of this Code of Ethics to such person.

4.   Reports to Fund Trustees.
     ------------------------

     a.   Periodic Reports.  The Compliance Officer shall notify the Board of
          ----------------
Trustees at the next meeting following receipt of any Security Transaction Report of information of:

          (i) any violation of this Code of Ethics, or transaction not otherwise required to be reported by this Code of Ethics that the Compliance Officer believes nonetheless may evidence a violation of this Code of Ethics;

          (ii) any security that the Compliance Officer has designated as an Exempt Security; and

          (iii) any addition to or removal of an Exempt Person from Schedule I.

     b.   Annual Report to Fund Trustees.  The Ethics Committee will prepare an
          ------------------------------
annual report to the Board of Trustees of the Funds that:

          (i) summarizes existing procedures of the Fund concerning employee personal investing and any changes in the procedures made during the past year;

          (ii) identifies any violations requiring significant remedial action during the past year; and

          (iii) identifies any recommended changes in existing restrictions or procedures of BSAM or the Funds based upon the experience of the Funds or BSAM, evolving industry practices or developments in applicable laws or regulations.

     5.   Preservation of Records.  This Code of Ethics, a copy of each
          -----------------------
Securities Transaction Report, any written report issued hereunder by the Compliance Officer, and lists of all persons required to make reports hereunder shall be preserved with BSAM's records for the period required by Rule 17j-1.

H.   Ethics Committee.
     ----------------

     1. A committee ("the Ethics Committee") composed of the Chief Investment Officer, General Counsel, Director of Fixed Income, Chief Financial Officer, Head Trader, and the Compliance Officer shall oversee, interpret and revise the rules of this Code of Ethics.

     2. The Ethics Committee has the power to exempt transactions in Employee Accounts from the rules of this Code of Ethics when there is reasonable ground to believe that the Employee Account has not improperly benefited from the transaction that has occurred in or is being considered for a Managed Account, and that the Managed Account has not been improperly disadvantaged thereby.

     3. Only the Ethics Committee has the power to exempt a transaction in an Employee Account from the rules of this Code of Ethics.

4. Any three members of the Ethics Committee acting together may take any authorized to be taken under this Code of Ethics.

I.   Administration.
     --------------

     1. All Access Persons must be presented with a copy of this Code of Ethics.

     2. All Access Persons are required to read this Code of Ethics and to acknowledge in writing that they have read, understood and agreed to abide by this Code of Ethics.

     3. All Access Persons are required to provide a list of all of his or her Employee Accounts.

     4. Access Persons who violate the rules of this Code of Ethics are subject to sanctions which may include censure, suspension or termination of employment.

     5. Any information obtained from an Access Person shall be kept in strict confidence, except that reports of securities transactions pursuant hereto will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

     6. Nothing contained in this Code of Ethics shall be interpreted as relieving any Employee Account from acting in accordance with the provisions of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of Access Persons.

     7. If any Access Person has any question with regard to the applicability of the provisions of this Code of Ethics generally or with regard to any securities transaction, he or she should consult with the Chief Investment Officer or his designee.

J.   Special Procedures for Managed Accounts in which Access Persons and
     -------------------------------------------------------------------
     Investment Persons Have a Beneficial Ownership Interest.
     -------------------------------------------------------

     1.   General Principle.  The special procedures described in this Paragraph
          -----------------
J are not intended to abrogate the general principle that the client's interest always comes first. If a procedure is not explicit in any respect, that general principle will control.

     2.   Specific Procedures.  Managed Accounts in which Access Persons have an
          -------------------
interest will be permitted to effect transactions in the same or similar securities and on the same day as other Managed Accounts, provided that there are no other policies or procedures that would preclude the transaction (e.g., the "Policy Statement on Insider Trading"). Paragraphs D and F of this Code of Ethics will not apply to transactions for Managed Accounts in which Access Persons have a Beneficial Ownership interest, provided that:

               a. Investment Persons in the aggregate do not have a Beneficial Ownership interest equal to 5% or more of the Managed Account; and

               b. Access Persons in the aggregate do not have a Beneficial Ownership interest equal to 25% or more of the Managed Account.

     For purposes of compliance with this Paragraph J, the term "Beneficial Ownership" includes the receipt of any performance fees and/or performance allocations.

K.   Exempt Persons.
     --------------

     1.   Designation of Exempt Persons. From time to time, the Ethics Committee
          -----------------------------
may designate one or more persons who would otherwise be considered Access Persons or Exempt Persons on Schedule I of this Code of Ethics.

     2.   Considerations Used to Determine Status as Exempt Person. In
          --------------------------------------------------------
determining whether to designate any officer, director or employee as an Exempt Person, the Ethics Committee may consider:

     . the nature and extent of the person's involvement with day-to-day investment decision making with respect to Managed Accounts;
     .    the nature of the person's interaction with Investment Persons;
     .    the nature and frequency of the person's personal trading activity;
     . the likelihood that the person would benefit improperly from his or her knowledge of BSAM's operations and investment decision-making process; and
     .    other factors deemed relevant.

     3.   Termination of Status of Exempt Person.  The Ethics Committee, in
          --------------------------------------
its sole discretion, may remove any Exempt Person from Schedule I for good cause, including, but not limited to, any violation of this Code.

     4.   Status as an Exempt Person.  Exempt Persons shall be exempt from
          --------------------------
the provisions of this Code relating to Minimum Holding Periods (D. 9.); Blackout Periods (D. 10.) and Preclearance (F. 2.).

     5.   Special Procedures.   Within a reasonable time thereafter, the
          ------------------
Compliance Officer shall review each trade executed by any Exempt Person, and may, in his or her sole discretion, cancel or rescind any such trade if it is determined that:

          a.   the Exempt Person has benefited improperly by the trade; or

          b.   the trade has operated to the detriment of a Managed Account; or

          c. the Exempt Person has engaged in a transaction that creates the appearance of an impropriety (e.g., front running, etc.).


Adopted:  November 12, 1998
Revised:  June 25, 1999

                                   Exhibit A
                      BEAR STEARNS ASSET MANAGEMENT INC.
                      Policy Statement on Insider Trading

     The following policies have been established to aid employees and other persons associated with Bear Stearns Asset Management Inc. ("BSAM"), The Bear Stearns Funds, Bear Stearns Investment Trust, and Managed Income Securities Plus Fund, Inc. (collectively, the "Funds") to avoid "insider trading" and to aid BSAM in preventing, detecting and imposing sanctions on those who engage in "insider trading." All employees and other persons must adhere to these policies or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If a BSAM employee or other person has a question about these policies, such person should contact his or her supervisor or the BSAM Compliance Officer (or designee).

I.        Description of Insider Trading

     The term "insider trading" is not defined in the federal securities laws, but generally refers to securities traded on the basis of material non-public information (whether or not someone is an "insider").

     While the law concerning "insider trading" is not static, it is generally understood that the law prohibits:

     . trading by an "insider" while in possession of material non-public information regarding his/her company, which he/she was under a duty to keep confidential; and

     . trading by a "non-insider" ("tippee") while in possession of material non-public information, where the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential and the tippee knew or should have known that the information was confidential; and

     . disclosure by a tippee of material non-public information to others, where there is an expectation that such others may trade on the basis of the information.

     A.   Who is an Insider?

          The concept of "insider" is broad. It includes all officers, directors and employees of a company.

          In addition, a person can be a "temporary insider" if he/she enters into a confidential relationship with the company relating to the conduct of its affairs and as a result is given access to confidential information or learns of such information in the course of his or her work for or representation of the company. A temporary insider can include, among others, a company's attorneys, investment bankers, accountants, consultants, commercial bankers and the employees of such organizations.

          In addition, an employee of BSAM may become a temporary insider of a company it advises or for which it performs other services. The company must have a reasonable expectation that the temporary insider will keep any non-public information he or she learns of in the course of his or her employment confidential and the relationship must at least imply such a duty before the outsider will be considered a temporary insider.

     B.   What is Material Information?

          Trading on inside information is not a basis for liability unless the information is material. "Material information" is generally defined as information regarding which there is a substantial likelihood that a reasonable investor would consider it important in making his/her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that employees should consider material includes but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant contracts, significant merger or acquisition proposals or agreements, a sale of a division, major litigation, accounting irregularities, product recalls, liquidity problems, bankruptcy filings, important inventions or discoveries and extraordinary management developments (e.g. resignation of a prominent officer or a shake-up in management that would affect the company's prospects).

          Material information does not necessarily have to relate to a company's business. For example, in Carpenter v. U.S., 108 U.S. 316
          (1987), the United States Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a reporter for The Wall Street Journal was found criminally liable for
                         ------------------------
          disclosing to others the dates on which reports on various companies would appear in The Wall Street Journal and whether those reports
                          ------------------------
          would be favorable or not, knowing that it was likely that they would trade on the basis of that information. It was found that the information belonged to the newspaper and was therefore misappropriated by the reporter and his tippees.

     C.   What is Non-Public Information?

          Information is non-public until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally available to the public. For example, information found in a report filed with the Securities and Exchange Commission, or appearing in Dow Jones, Reuters Economic
                                                          ----------------
          Services, The Wall Street Journal or other publications of general
          --------  -----------------------
          circulation would be considered public. A company report must be given an opportunity to circulate - it does not become public the instant the press release is issued.

     D.   Penalties

          Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he/she does not personally benefit from the violation. Penalties include:

          .    civil injunctions;

          .    treble damages;

          .    disgorgement of profits;

          .    jail sentences;

          . fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and

          . fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the profit gained or loss avoided.

          In addition, any violations of this Policy Statement on Insider Trading will be deemed violations of the Code of Ethics and will be subject to the sanctions imposed thereby.

II.  Identifying Inside Information

     Before a portfolio manager enters into a transaction in the securities of a company about which he/she may have potential inside information, the following questions must be resolved:

     A. Is the information material? Is this information that an investor would consider important in making his/her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

     B. Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace by filings with regulatory bodies, or publications of Dow Jones, Reuters, The Wall Street Journal or other financial media.

          If, after consideration of the above, the portfolio manager believes that the information is material and non-public, or if he/she has any questions as to whether the information is material and non-public, the portfolio manager must take the following steps:

          . report the matter immediately to the Compliance Officer (or designee);

          . refrain from purchasing or selling the securities in a personal securities transaction or on behalf of others, including BSAM's Managed Accounts;

          . refrain from communicating the information inside or outside BSAM, other than to the Compliance Officer (or designee); and

          . after the Compliance Officer (or designee) has reviewed the issue, the portfolio manager will be instructed to continue the prohibitions against trading and communications, or will be allowed to trade on and/or communicate the information.

     The above restrictions do not apply to insightful analyses of available data or filings, observations or insights of economic trends or sales that are available but have been overlooked or misinterpreted by analysts.

III. Restricting Access to Material Non-Public Information

     Information in the possession of any employee that may be considered as material and non-public may not be communicated to anyone, including persons within BSAM, except as provided in Section II.B. above. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be sealed and access to computer files containing material non-public information should be restricted.

IV.  Resolving Issues Concerning Insider Trading

     If, after consideration of the items set forth in Section II.B. above, doubt remains as to whether information is material or non-public, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures or as to the propriety of any action, it must be discussed with the Compliance Officer (or designee) before trading on or communicating the information to anyone.

V.   Control Procedures

     The role of the Compliance Officer (or designee) of BSAM is critical to the implementation and maintenance of BSAM's policies and procedures against "insider trading."

     To prevent "insider trading", the Compliance Officer (or designee) should:

     . provide orientation to new BSAM employees regarding policies and procedures with respect to "insider trading";

     .    answer questions regarding BSAM's policies and procedures;

     . resolve issues of whether information received by an employee of BSAM is material and non-public;

     . review on a regular basis and update as necessary the Code of Ethics and related procedures of BSAM;

     . promptly review and either approve or disapprove, in writing, each request of an employee for clearance to trade in securities covered by the Code of Ethics; and

     . when it has been determined that an employee of BSAM has material non-public information:

          .    implement measures to prevent dissemination of such information;
               and

          .    restrict employees from trading the securities.

VI.  Special Reports to Management

     Promptly upon learning of an actual or potential violation of this Policy Statement, the Compliance Officer (or designee) shall prepare and maintain in BSAM's records a written report providing full details of the situation and any remedial action taken. Annually, the Compliance Officer (or designee) shall report to the Board of Trustees of the Funds with regard to any issues that arise during the year under this Policy Statement.

                                   EXHIBIT B
                      BEAR STEARNS ASSET MANAGEMENT INC.
                          SECURITY TRANSACTION REPORT
                   For The Calendar Quarter Ended __________

Instructions
     1. List all transactions in Reportable Securities in any account in which you have a Beneficial Ownership. Use additional sheets if necessary.
     2. Write "none" if you have no transactions in Reportable Securities during the quarter.
     3. If you submit copies of your monthly brokerage statements to the Compliance Officer, and those monthly brokerage statements disclose the required information with respect to all Reportable Securities in which you have Beneficial Ownership, you may write "see brokerage statements" instead of listing the information below.


============================================================================================================
                                                 No. of Shares                Broker, Dealer or Other Party
Name of       Date of                             or Principal                   Through Whom Transaction
Security    Transaction     Purchase/Sale           Amount         Price                Was Made
--------    -----------     -------------           ------         -----                --------
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

============================================================================================================

I certify that the information provided above is correct.


Date:_________              Signature:_______________________________________

                            Name:____________________________________________

                                   EXHIBIT C
                      BEAR STEARNS ASSET MANAGEMENT INC.
               ANNUAL ASSET CERTIFICATION OF INVESTMENT PERSONS
                         For the Year Ended __________

Instructions
     1. You must list each Reportable Security in which you have Beneficial Ownership, that you hold at the end of the year indicated above. Use additional sheets if necessary.
     2. Write "none" if you have no transactions in Reportable Securities at year end.
     3. If you submit copies of your monthly brokerage statements to the Compliance Officer, and those monthly brokerage statements disclose the required information with respect to all Reportable Securities in which you have Beneficial Ownership, you may write "see brokerage statements" instead of listing the information below.
     4. You must complete and sign this form for annual certification whether or not you or your broker sends statements directly to the Compliance Officer.


==================================================================================================
                           Number of Shares or        Registration on
   Name of Security         Principal Amount        Security or Account      Nature of Interest
   ----------------         ----------------        -------------------      ------------------
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

==================================================================================================

Certifications:  I hereby certify that:
     1. The securities listed above, or listed in the brokerage statements that I have provided, reflect all the Reportable Securities in which I have Beneficial Ownership at the end of the period.
     2. I have read the Code of Ethics and the Policy Statement on Insider Trading and certify that I am in compliance with them.

Date:________            Signature:__________________________
                         Name:_______________________________

                                   EXHIBIT D
                      BEAR STEARNS ASSET MANAGEMENT INC.
               INITIAL ASSET CERTIFICATION OF INVESTMENT PERSONS
                               AS OF __________

Instructions
     1. You must list each Reportable Security in which you have Beneficial Ownership, that you hold at the end of the date indicated above. Use additional sheets if necessary.
     2. If you submit copies of your monthly brokerage statements to the Compliance Officer, and those monthly brokerage statements disclose the required information with respect to all Reportable Securities in which you have Beneficial Interest as of that date, you may write "see brokerage statements" instead of listing the information below.
     3. You must complete and sign this certification whether or not you or your broker sends statements directly to the Compliance Officer.

Name of Security            Number of Shares    Registration on    Nature of Interest
Principal Amount            or Security         of Account
----------------            ----------------    ---------------    ------------------
----------------            ----------------    ---------------    ------------------
----------------            ----------------    ---------------    ------------------
----------------            ----------------    ---------------    ------------------
----------------            ----------------    ---------------    ------------------
----------------            ----------------    ---------------    ------------------
----------------            ----------------    ---------------    ------------------
----------------            ----------------    ---------------    ------------------
----------------            ----------------    ---------------    ------------------
----------------            ----------------    ---------------    ------------------
----------------            ----------------    ---------------    ------------------
----------------            ----------------    ---------------    ------------------
----------------            ----------------    ---------------    ------------------

Certifications:  I hereby certify that:
     1. The securities listed above, or listed in the brokerage statements that I have provided, reflect all the Reportable Securities in which I have Beneficial Ownership as of the date listed above.
     2. I have read the Code of Ethics and the Policy Statement on Insider Trading and certify that I am in compliance with them.

Date:__________________           Signature:____________________
                                  Name:_________________________

                                  SCHEDULE I

                                EXEMPT PERSONS

Warren Spector, Director of BSAM
Robert Steinberg, Director of BSAM